Exhibit 21

SUBSIDIARIES OF SYSTEMAX INC.
(as of March 9, 2016)

Company Name	Jurisdiction
Afligo Marketing Services Inc.	USA (FL)
Avenue Industrial Supply Company Limited	Canada
C&H Distribution Holdings Inc.	USA (DE)
C&H Distributors, LLC	USA (DE)
C&H Service, LLC	USA (DE)
Distribucion Industrial Globales S. de R.I de CV	Mexico
Global Directmail BV	Netherlands
Global Equipment Company Inc.	USA (NY)
Global Gov/Ed Solutions Inc.	USA (DE)
Global Industrial Distribution Inc.	USA (DE)
Global Industrial Government Solutions Inc.	USA (DE)
Global Industrial Holdings LLC	USA (DE)
Global Industrial Marketplace Inc.	USA (DE)
Global Industrial Mexico Holdings II Inc.	USA (DE)
Global Industrial Mexico Holdings Inc.	USA (DE)
Global Industrial Services Inc.	USA (DE)
I-Com Software EURL	France
Industrialsupplies.Com, LLC	USA (DE)
Infotel Distributors Inc.	USA (DE)
InMac WStore SAS	France
Misco AB	Sweden
Misco America Inc.	USA (FL)
Misco Germany Inc.	USA (NY)
Misco Germany Inc. Zweigniederlassung	Germany
Misco Iberia Computer Supplies S.L.	Spain
Misco Ireland Ltd	Ireland
Misco Nederland BV	Netherlands
Misco Solutions B.V.	Netherlands
Misco UK Limited	United Kingdom
NA Tech Computer Supplies Inc.	USA (NY)
NA Tech Canada.ca Inc	Canada
NA Tech Direct Inc.	USA (FL)
NA Tech Retail Services Inc.	USA (DE)
New SAH Corp.	USA (DE)
Nexel Industries, Inc.	USA (NY)
Onrebate.com Inc.	USA (DE)
Papier Catalogues, Inc.	USA (NY)
Pocahontas Corp.	USA (DE)
Products For Industry, LLC	USA (DE)
Rebate Holdings LLC	USA (DE)
Software Licensing Center, Inc.	USA (FL)
Streak Products Inc.	USA (DE)
Systemax Business Services Kft	Hungary
Systemax EMEA Technology Group Limited	United Kingdom
Systemax Europe Sarl	Luxembourg
Systemax Global Solutions Inc.	USA (NY)
Systemax Inc.	USA (DE)
Systemax Italy S.r.l.	Italy
Systemax Puerto Rico, Inc.	Puerto Rico
Systemax sp. Z.o.o	Poland
SYX Distribution Inc.	USA (DE)
SYX North American Tech Holdings LLC	USA (DE)
SYX S.A. Holdings II Inc.	USA (DE)
SYX S.A. Holdings Inc.	USA (DE)
SYX Services Inc.	USA (DE)
SYX Services Private Limited	India
Target Advertising Inc.	USA (DE)
Tek Serv Inc.	USA (DE)
WStore Europe S.A.S.	France